Exhibit 10.5
FIRST AMENDMENT TO
BAKER HUGHES INCORPORATED
DIRECTOR COMPENSATION DEFERRAL PLAN
(As Amended and Restated Effective January 1, 2009)
     THIS AGREEMENT by Baker Hughes Incorporated (the “Company”),
W I T N E S S E T H:
     WHEREAS, the Company sponsors the Baker Hughes Incorporated Supplemental Retirement Plan (the “Plan”); and
     WHEREAS, pursuant to Section 14.04 of the Plan, the Company has the right to amend the Plan; and
     WHEREAS, the Company desires to amend the Plan;
     NOW, THEREFORE, the Company agrees that, effective January 1, 2009, the Plan is amended by adding thereto the following new Section 8.7 which shall provide as follows:
     8.7 Discretion to Select Payment Year. The distributions under Sections 8.3, 8.4 and 8.5 shall in any event be made within 90 days after the Participant incurs an Unforeseeable Financial Emergency, incurs a Disability, or dies, as applicable. Neither the Participant nor the beneficiary of the Participant shall be permitted to elect the taxable year in which any payment under Section 8.3, 8.4 or 8.5 shall be made.
     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on the 18th day of December, 2008.

BAKER HUGHES INCORPORATED
By:	/s/ Didier Charreton
Title:	Vice President, Human Resources